PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES


                                                              For the three months ended            For the six months ended
                                                                       June 30,                             June 30,
                                                            ---------------------------------    --------------------------------
EARNINGS PER SHARE:                                             2000               1999             2000                1999
-----------------------------------------------------       --------------     --------------    --------------    --------------
                                                                      (Amounts in thousands, except per share data)
Net income...........................................       $      74,303      $      73,651     $     146,864     $     135,493

Less: Preferred Stock dividends:
   10% Cumulative Preferred Stock, Series A..........              (1,140)            (1,141)           (2,280)           (2,281)
   9.20% Cumulative Preferred Stock, Series B........              (1,372)            (1,372)           (2,744)           (2,744)
   Adjustable Rate Preferred Stock, Series C.........                (524)              (506)           (1,041)           (1,012)
   9.50% Cumulative Preferred Stock, Series D........                (713)              (713)           (1,426)           (1,426)
   10.0% Cumulative Preferred Stock, Series E........              (1,372)            (1,372)           (2,744)           (2,744)
   9.75% Cumulative Preferred Stock, Series F........              (1,401)            (1,401)           (2,802)           (2,802)
   8.875% Cumulative Preferred Stock, Series G.......              (3,828)            (3,828)           (7,656)           (7,656)
   8.45% Cumulative Preferred Stock, Series H........              (3,565)            (3,565)           (7,130)           (7,130)
   8.625% Cumulative Preferred Stock, Series I.......              (2,156)            (2,156)           (4,312)           (4,312)
   8.00% Cumulative Preferred Stock, Series J........              (3,000)            (3,000)           (6,000)           (6,000)
   8.25% Cumulative Preferred Stock, Series K........              (2,372)            (2,372)           (4,744)           (4,296)
   8.25% Cumulative Preferred Stock, Series L........              (2,372)            (2,398)           (4,744)           (2,951)
   8.75% Cumulative Preferred Stock, Series M........              (1,230)                 -            (2,460)                -
                                                            --------------     --------------    --------------    --------------
       Total preferred dividends                                  (25,045)           (23,824)          (50,083)          (45,354)
                                                            --------------     --------------    --------------    --------------
                                                            $      49,258      $      49,827     $      96,781       $    90,139
                                                            ==============     ==============    ==============    ==============

Allocation of net income allocable to common shareholders to classes:
     Net income allocable to shareholders of the Equity
       Stock, Series A..................................            2,666                  -             4,924                 -
     Net income allocable to shareholders of common
       stock............................................           46,592             49,827            91,857            90,139
                                                            --------------     --------------    --------------    --------------
                                                            $      49,258      $      49,827     $      96,781     $      90,139
                                                            ==============     ==============    ==============    ==============
Weighted average common shares outstanding:

   Basic - weighted average common shares outstanding
                                                                  131,588            128,904           132,184           123,793
   Effect of dilutive stock options - based on treasury
     stock method using average market price.........                 146                346               151               340
                                                            --------------     --------------    --------------    --------------
   Diluted weighted average common shares outstanding
     (1).............................................             131,734            129,250           132,335           124,133
                                                            ==============     ==============    ==============    ==============
Basic earnings per common share......................               $0.35              $0.39             $0.69             $0.73
                                                            ==============     ==============    ==============    ==============
Diluted earnings per common share (1) (2)............               $0.35              $0.39             $0.69             $0.73
                                                            ==============     ==============    ==============    ==============

1. Diluted net income per common share is computed using the weighted average common shares outstanding (adjusted for stock options). Commencing January 1, 2000, the 7,000,000 Class B common shares outstanding began to participate in distributions of our earnings. Distributions per share of Class B common stock are equal to 97% of the per share distribution paid to our regular common shares. As a result of this participation in distribution of earnings, for purposes of computing net income per common share, we began to include 6,790,000 (7,000,000 x 97%) Class B common shares in the weighted average common equivalent shares for the three months ended March 31, 2000. Weighted average diluted shares for the three months ended March 31, 1999 does not include any shares with respect to the Class B common stock as these shares did not participate in distributions of our earnings prior to January 1, 2000.

2. There are no additional potentially dilutive or anti-dilutive securities for the three or six months ended June 30, 2000 and 1999 within the definitions of Statement of Financial Accounting Standards No. 128, "Earnings per Share." Accordingly, there is no separate presentation of a determination of the impact of conversion of anti-dilutive securities 1.

                                   Exhibit 12

                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES

                                                                        Six Months Ended
                                                                            June 30,
                                                                  -----------------------------
                                                                     2000             1999
                                                                  ------------     ------------

Net income................................................        $   146,864      $   135,493
   Add: Minority interest in income.......................             14,854            7,657
   Less: Minority interests in income which do not have fixed
     charges..............................................             (5,054)          (6,923)
                                                                  ------------     ------------
Income from continuing operations.........................            156,664          136,227
   Interest expense.......................................              2,667            3,734
                                                                  ------------     ------------
Total Earnings Available to Cover Fixed Charges...........        $   159,331      $   139,961
                                                                  ============     ============

Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................        $     6,823      $     5,680

Preferred Stock dividends.................................        $    50,083      $    45,354
Preferred OP unit distributions...........................              8,336                -
                                                                  ------------     ------------
Total Preferred Distributions.............................        $    58,419      $    45,354
                                                                  ============     ============
Total Combined Fixed Charges and Preferred
   distributions..........................................        $    65,242      $    51,034
                                                                  ============     ============
Ratio of Earnings to Fixed Charges........................              23.35x           24.64x
                                                                  ============     ============
Ratio of Earnings to Combined Fixed Charges and Preferred
    distributions.........................................               2.44x            2.74x
                                                                  ============     ============


                                                                                 For the Year Ended December 31,
                                                              ----------------------------------------------------------------------
                                                                 1999          1998          1997           1996           1995
                                                              ------------  ------------  ------------   ------------   ------------
                                                                                (Amounts in thousands, except ratios)
Net income................................................    $   287,885   $   227,019   $   178,649    $   153,549    $    70,386
   Add: Minority interest in income.......................         16,006        20,290        11,684          9,363          7,137
   Less: Minority interests in income which do not have fixed
     charges..............................................        (13,362)      (15,853)      (10,375)        (8,273)        (4,700)
                                                              ------------  ------------  ------------   ------------   ------------
Income from continuing operations.........................        290,529       231,456       179,958        154,639         72,823
   Interest expense.......................................          7,971         4,507         6,792          8,482          8,508
                                                              ------------  ------------  ------------   ------------   ------------
Total Earnings Available to Cover Fixed Charges...........    $   298,500   $   235,963   $   186,750    $   163,121    $    81,331
                                                              ============  ============  ============   ============   ============

Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................    $    12,480   $     7,988   $     9,220    $    10,343    $     8,815

Preferred Stock dividends.................................    $    94,793   $    78,375   $    88,393    $    68,599    $    31,124
Preferred OP unit distributions...........................              -             -             -              -              -
                                                              ------------  ------------  ------------   ------------   ------------
Total Preferred Distributions.............................    $    94,793   $    78,375   $    88,393    $    68,599    $    31,124
                                                              ============  ============  ============   ============   ============
Total Combined Fixed Charges and Preferred
   distributions..........................................    $   107,273   $    86,363   $    97,613    $    78,942    $    39,939
                                                              ============  ============  ============   ============   ============
Ratio of Earnings to Fixed Charges........................          23.92x        29.54x        20.25x         15.77x          9.23x
                                                              ============  ============  ============   ============   ============
Ratio of Earnings to Combined Fixed Charges and Preferred
    distributions.........................................           2.78x         2.73x         1.91x          2.07x          2.04x
                                                              ============  ============  ============   ============   ============

                                   Exhibit 12

                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES

                                                                            Six Months Ended
                                                                                June 30,
                                                                      ----------------------------
                                                                          2000            1999
                                                                      ------------    ------------

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM  OPERATIONS
("FFO")  TO FIXED CHARGES:

FFO.............................................................      $   222,890     $   202,745
Add back minority OP unit distributions.........................            8,336               -
Interest expense................................................            2,667           3,734
                                                                      ------------    ------------

Adjusted FFO available to cover fixed charges...................      $   233,893     $   206,479
                                                                      ============    ============
Total Fixed Charges - Interest expense (including capitalized
    interest)...................................................      $     6,823     $     5,680
                                                                      ============    ============

Preferred Stock dividends.......................................      $    50,083     $   45,354
Preferred OP unit distributions.................................            8,336              -
                                                                      ------------    ------------

Total Preferred Distributions...................................      $    58,419     $    45,354
                                                                      ============    ============
Total Combined Fixed Charges and Preferred Distributions........      $    65,242     $    51,034
                                                                      ============    ============
Ratio of FFO to Fixed Charges...................................          34.28x          36.35x
                                                                      ============    ============
Ratio of FFO to Combined Fixed Charges and Preferred Distributions         3.59x           4.05x
                                                                      ============    ============


                                                                                      For the Year Ended December 31,
                                                                  ------------------------------------------------------------------
                                                                      1999         1998          1997          1996          1995
                                                                  ------------  ------------  ------------  ------------  ----------

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM  OPERATIONS
("FFO")  TO FIXED CHARGES:

FFO.............................................................  $  428,962    $  336,363    $ 272,234     $ 224,476     $ 105,199
Add back minority OP unit distributions.........................           -             -            -             -             -
Interest expense................................................       7,971         4,507        6,792         8,482         8,508
                                                                  ------------  ------------  ------------  ------------  ----------

Adjusted FFO available to cover fixed charges...................  $  436,933    $  340,870    $ 279,026     $ 232,958     $ 113,707
                                                                  ============  ============  ============  ============  ==========
Total Fixed Charges - Interest expense (including capitalized
    interest)...................................................   $  12,480    $    7,988    $   9,220     $  10,343     $   8,815
                                                                  ============  ============  ============  ============  ==========

Preferred Stock dividends.......................................  $   94,793    $   78,375    $  88,393     $  68,599     $  31,124
Preferred OP unit distributions.................................           -             -            -             -             -
                                                                  ------------  ------------  ------------  ------------  ----------

Total Preferred Distributions...................................  $   94,793    $   78,375    $  88,393     $  68,599     $  31,124
                                                                  ============  ============  ============  ============  ==========
Total Combined Fixed Charges and Preferred Distributions........  $  107,273    $   86,363    $  97,613     $  78,942     $  39,939
                                                                  ============  ============  ============  ============  ==========
Ratio of FFO to Fixed Charges...................................      35.01x        42.67x       30.26x        22.52x        12.90x
                                                                  ============  ============  ============  ============  ==========
Ratio of FFO to Combined Fixed Charges and Preferred Distributions     4.07x         3.95x        2.86x         2.95x         2.85x
                                                                  ============  ============  ============  ============  ==========

                                   Exhibit 12